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                                                                   EXHIBIT 23.01


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Travelers Property Casualty Corp.:

We consent to incorporation by reference in the registration statements on:

-     Form S-3             Nos. 333-2682, 333-2684, and 333-30293;

-     Form S-8             Nos. 333-07073, 333-07077, 333-10143, and 333-25605.

of Travelers Property Casualty Corp. of our reports dated January 26, 1998, except for note 1, Accounting Policies - Earnings per Share, as to which the date is February 3, 1998, relating to the consolidated balance sheets of Travelers Property Casualty Corp. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, and related schedules, which reports are incorporated by reference or included in the December 31, 1997 annual report on Form 10-K of Travelers Property Casualty Corp.




/s/ KPMG Peat Marwick LLP

Hartford, Connecticut
March 23, 1998